THIS NOTE HAS NOT BEEN REGISTERED UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED (THE "ACT"), AND MAY NOT BE OFFERED OR SOLD EXCEPT PURSUANT TO REGISTRATION UNDER THE ACT OR AN EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE ACT AND APPLICABLE STATE SECURITIES LAWS.


October 15, 1997                                                        $250,000


                              OXFORD CAPITAL CORP.

                               6% PROMISSORY NOTE


     THIS NOTE is delivered by Oxford Capital Corp., a corporation duly organized and existing under the laws of the State of Nevada (the "Company"), as partial payment of the purchase price set forth in that certain Exchange Agreement, as amended by a First Amendment to Exchange Agreement (collectively, the "Agreement") by and between the Company and the Shareholder of Crest Outsourcing, Inc. ("Crest") pursuant to which the Company agreed to purchase, and the Shareholder agreed to sell, all of the outstanding securities of Crest in exchange for certain shares of preferred stock, warrants and this Note. Capitalized terms used and not otherwise defined herein shall have the meaning set forth in the Agreement, the Indemnification Agreement and in an Escrow Agreement (the "Escrow Agreement") between the Shareholder, the Company, Robert Forrester and Hank Vanderkam.

     FOR VALUE RECEIVED, the Company promises to pay to AMERICAN TELETRONICS, INC., the registered holder hereof and its successors and assigns (the "Holder"), the principal sum (subject to offset as provided for below) of Two Hundred Fifty Thousand United States Dollars ($250,000) and to pay interest on the principal sum outstanding at the rate of 6% per annum. Accrual of interest shall commence on the first business day to occur after the date hereof and shall continue until payment in full of the principal sum has been made or duly provided for. The interest so payable will be paid to the person in whose name this Note (or one or more predecessor Notes) is registered on the records of the Company regarding registration and transfers of the Notes (the "Note Register"); provided, however, that the Company's obligation to a transferee of this Note arises only if such transfer, sale or other disposition is made in accordance with the terms and conditions of the Agreement. The principal of, and interest on, this Note are payable in such coin or currency of the United States of America as at the time of payment is legal tender for payment of public and private debts, at the address last appearing on the Note Register of the Company as designated in writing by the Holder hereof from time to time. The Company will pay the principal of and all accrued and unpaid interest due upon this Note on the Payment Dates, less any amounts required by law to be deducted or withheld. The forwarding of checks to the holders at the address appearing on the Note Register shall constitute a payment of principal and interest hereunder and shall satisfy and discharge the liability for principal and interest on this Note to the extent of the sum represented by such check plus any amounts so deducted.

     This Note is subject to the following additional provisions:

     1. Payment Dates and Amounts. (a) The principal balance of this Note shall be payable in monthly installments of $5,000. The first installment of principal hereunder shall be due thirty (30) days after the date hereof. Thereafter, principal installments shall be due and payable on the same day of each succeeding month until the principal balance of the Note is paid in full.

     (b) Interest shall accrue on this Note from the date first set out herein.

     (c) All payments hereon made pursuant to this paragraph shall be applied first to accrued interest and then to principal.

     2. Tax Withholding. The Company shall be entitled to withhold from all payments of principal of, and interest on, this Note any amounts required to be withheld under the applicable provisions of the United States income tax or other applicable laws at the time of such payments.

     3. Transferability. This Note has been issued subject to investment representations of the original holder hereof and may be transferred or exchanged only in compliance with the Securities Act of 1933, as amended (the "Act"), and applicable state securities laws. Prior to due presentment for transfer of this Note, the Company and any agent of the Company may treat the person in whose name this Note is duly registered on the Company's Note Register as the owner hereof for the purpose of receiving payment as herein provided and all other purposes, whether or not this Note be overdue, and neither the Company nor any such agent shall be affected by notice to the contrary.

     4.  Redemption.  The Company shall have the right, on the giving of fifteen
(15) days prior written notice, to redeem this Note in whole by paying the full principal balance then owing along with all accrued and unpaid interest in good funds on the date set for redemption.

     5.  Miscellaneous.

     (a) No provision of this Note shall alter or impair the obligation of the Company, which is absolute and unconditional, to pay the principal of, and interest on, this Note at the time, place and rate, and in the coin or currency, herein prescribed. This Note ranks equally and ratably with all other Notes now or hereafter issued under the terms set forth herein.

     (b) The Company hereby expressly waives demand and presentment for payment, notice of nonpayment, protest, notice of protest, notice of dishonor, notice of acceleration or intent to accelerate, bringing of suit and diligence in taking any action to collect amounts called for hereunder and shall be directly and primarily liable for the payment of all sums owing and to be owing hereon, regardless of and without any notice, diligence, act or omission as or with respect to the collection of any amount called for hereunder.

     (c) The Company agrees to pay all costs and expenses, including reasonable attorney's fees, which may be incurred by Holder in collecting any amount due under this Note.

     (d) The following shall constitute "Events of Default" under this Note:

          (i)  Any default in the payment of principal or interest on this Note;

          (ii) If any of the representations or warranties made by the Company herein, in the Agreement between the Company and the Holder, or in any certificate or financial or other statements heretofore or hereafter furnished by or on behalf of the Company in connection with the execution and delivery of this Note or the Agreement shall be false or misleading in any material respect at the time made;


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
          (iii)If the Company shall fail to perform or observe any other covenant, term, provision, condition, agreement or obligation of the Company under this Note and such failure shall continue uncured for a period of seven (7) days after notice from the Holder of such failure;

          (iv) If the Company shall (i) become insolvent, (ii) admit in writing its inability to pay its debts as they mature, (iii) make an assignment for the benefit of creditors or commence proceedings for its dissolution, or (iv) apply for or consent to the appointment of a trustee, liquidator or receiver for it or for a substantial part of its property or business;

          (v) If a trustee, liquidator or receiver shall be appointed for the Company or for a substantial part of its property or business without its consent and shall not be discharged within thirty
               (30) days after such appointment;

          (vi) If any governmental agency or any court of competent jurisdiction at the instance of any governmental agency shall assume custody or control of the whole or any substantial portion of the properties or assets of the Company and shall not be dismissed within thirty (30) days thereafter;

          (vii)If any money judgment, writ or warrant of attachment, or similar process, except mechanics and materialmen's liens incurred in the ordinary course of business, in excess of $500,000 in the aggregate shall be entered or filed against the Company or any of its properties or other assets and shall remain unvacated, unbonded or unstayed for a period of fifteen (15) days or in any event later than five (5) days prior to the date of any proposed sale thereunder; or

          (viii) If bankruptcy, reorganization, insolvency or liquidation proceedings or other proceedings for relief under any bankruptcy law or any law for the relief of debtors shall be instituted by or against the Company and, if instituted against the Company, shall not be dismissed, stayed or bonded within ninety (90) days after such institution or the Company shall by any action or answer approve of, consent to, or acquiesce in any such proceedings or admit the material allegations of, or default in answering a petition filed in any such proceeding.

     Upon the occurrence of an Event of Default, then, or at any time thereafter, and in each and every such case, unless such Event of Default shall have been waived in writing by the Holder (which waiver shall not be deemed to be a waiver of any subsequent default) at the option of the Holder and in the Holder's sole discretion, the Holder may consider this Note immediately due and payable, without presentment, demand, protest or notice of any kind, all of which are hereby expressly waived, anything herein or in any note or other instruments contained to the contrary notwithstanding, and the Holder may immediately, and without expiration of any period of grace, enforce any and all of the Holder's rights and remedies provided herein or any other rights or remedies afforded by law.

     (e) For so long as any amount payable under this Note remains unpaid, the Company shall furnish to the Holder the following information:

          (i) No later than ninety (90) days following the end of each fiscal year, beginning with the fiscal year ending June 30, 1997, consolidated balance sheets, statements of income and statements of cash flow and shareholders' equity of the Company and its subsidiaries, if any, prepared in accordance with generally accepted accounting principles ("GAAP"), and audited by a firm of independent public accountants (i.e., Form 10-K or Form 10-KSB).

          (ii) Within forty-five (45) days after the end of each quarter (except the fourth quarter) of each fiscal year, consolidated balance sheets, statements of income and statements of cash flow of the Company and its subsidiaries, if any (i.e., Form 10-Q or Form 10-QSB).

     (f) The Company covenants and agrees that until all amounts due under this Note have been paid in full, unless the Holder waives compliance in writing, the Company shall:

          (i) Give prompt written notice to the Holder of any Event of Default as defined in this Note or of any other matter which has resulted in, or could reasonably be expected to result in, a materially adverse change in its financial condition or operations.

          (ii) Give prompt written notice to the Holder of any claim, action or proceeding which, in the event of any unfavorable outcome, would or could reasonably be expected to have a material adverse effect on the financial condition of the Company.

          (iii)Upon receipt by the Company of evidence reasonably satisfactory to it of the loss, theft, destruction or mutilation of this Note and (A) in the case of loss, theft or destruction, of indemnity reasonably satisfactory to it, or (B) in the case of mutilation, upon surrender and cancellation of this Note, the Company, at its expense, will execute and deliver a new Note, dated the date of the lost, stolen, destroyed or mutilated Note.

     (g) The Holder of this Note agrees to bear the cost of any U.S. withholding tax on interest payable under this Note.

     (h) No recourse shall be had for the payment of the principal of, or the interest on, this Note, or for any claim based hereon, or otherwise in respect hereof, against any incorporator, shareholder, officer or director, as such, past, present or future, of the Company or any successor corporation, whether by virtue of any constitution, statute or rule of law, or by the enforcement of any assessment or penalty or otherwise, all such liability being, by the acceptance hereof and as part of the consideration for the issue hereof, expressly waived and released.

     (i) The Holder of this Note, by acceptance hereof, agrees that this Note is being acquired for investment and that Holder will not offer, sell or otherwise dispose of this Note except under circumstances which will not result in a violation of the Act or any applicable state Blue Sky law or similar laws relating to the sale of securities.

     (j) In case any provision of this Note is held by a court of competent jurisdiction to be excessive in scope or otherwise invalid or unenforceable, such provision shall be adjusted rather than voided, if possible, so that it is enforceable to the maximum extent possible, and the validity and enforceability of the remaining provisions of this Note will not in any way be affected or impaired thereby.

     (k) This Note, the Agreement, the Indemnification Agreement and the Escrow Agreement constitute the full and entire understanding and agreement between the Company and the Holder with respect to the subject hereof. Neither this Note nor any term hereof may be amended, waived, discharged or terminated other than by a written instrument signed by the Company and the Holder.

     (l) This Note shall be governed by the construed in accordance with the laws of the State of Nevada.

     IN WITNESS WHEREOF, the Company has caused this instrument to be duly executed by an officer thereunto duly authorized.


                                           OXFORD CAPITAL CORP.


Dated:  October 15, 1997                   By: /s/ Robert Cheney
                                              ----------------------------------
                                           Name: Robert Cheney
                                           Title:    President


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